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                                  Exhibit 16
                                  ----------

January 31, 2001

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-KA of Bioqual, Inc. dated January 31, 2001.

Yours truly,



/s/ DELOITTE & TOUCHE LLP
Baltimore, Maryland